AFD CAPITAL GROUP, INC.
                                    AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION


     Pursuant to the provisions of the Nevada Revised Statues, AFD Capital Group, Inc. adopts the following Amendment to its Articles of Incorporation:

     The following amendment was adopted to be effective June 18, 1998, pursuant to Section 78.390 of the Nevada Revised Statues. Such amendment was adopted by a vote of the shareholders as set forth below:


   Designation of Share            Number of            Number of Shares         Shares Voted For or
  Class Entitled to Vote       Outstanding Shares       Entitled to Vote          Against Amendment
 ------------------------      -------------------      -----------------        -------------------

                                                                                    For        Against
      Common Stock                  2,080,000               2,080,000             1,637,100       --


     The number of shares voted in favor of the amendment was sufficient for approval.

Text of Amendment

               Article I is amended to read as follows:

               The name of the corporation is Aquasol Technologies, Inc.



                                               AFD Capital Group, Inc.


                                            By ______________________________
                                               President and Secretary


PROVINCE OF British Columbia

     On the 19th day of June, 1998, before me personally came Andrew Hromyk to me known, who, being by me duly sworn, did depose and say that he is the President and Secretary of AFD Capital Group, Inc., the corporation described in and which executed the foregoing instrument by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

Witness my hand and official seal.



                                               ------------------------------
                                               Notary Public
My commission expires: